UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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KVH INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

VIEX OPPORTUNITIES FUND, LP – SERIES ONE

VIEX SPECIAL OPPORTUNITIES FUND II, LP

VIEX GP, LLC

VIEX SPECIAL OPPORTUNITIES GP II, LLC

VIEX CAPITAL ADVISORS, LLC

JOHN MUTCH

ERIC SINGER

BRADLEY L. RADOFF

PETER T. SHAPER

POTOMAC CAPITAL PARTNERS V, LP

POTOMAC CAPITAL MANAGEMENT V, LLC

POTOMAC CAPITAL MANAGEMENT, INC.

PAUL J. SOLIT

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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VIEX Opportunities Fund, LP – Series One (“Series One”), together with the other participants named herein (collectively, “VIEX”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its highly-qualified director nominees at the 2021 annual meeting of stockholders (the “Annual Meeting”) of KVH Industries, Inc., a Delaware corporation (the “Company”).

On May 6, 2021, VIEX filed a Schedule 13D which included the following language in Item 4:

Item 4.	Purpose of Transaction.

Item 4 is hereby amended to add the following:

In early March, the Issuer sent a letter to VIEX requesting additional information from the Nominees (the “Information Requests”) purportedly required under the Issuer’s Amended and Restated Bylaws (the “Bylaws”). VIEX and the Issuer then exchanged letters regarding the scope and appropriateness of the Information Requests. On March 26, 2021, VIEX informed the Issuer that it would not be responding to the Information Requests as it was not seeking to have the Issuer’s Nominating and Corporate Governance Committee support the Nominees because it was intending to run its own proxy solicitation. VIEX further informed the Issuer that it viewed the Information Requests as not reasonable or relevant and that they did not appear to serve any purpose other than seeking to harass and intimidate the Nominees.

Over a month later, on April 30, 2022, the Issuer notified VIEX that the Board has determined that the Nominees are ineligible to stand for election to the Board. The next business day, the Issuer repeated this claim in its preliminary proxy statement and publicly announced that the Board had determined that the nomination of the Nominees would be disregarded at the 2021 Annual Meeting because the Nominees failed to respond to the Information Requests.

VIEX strongly disagrees and disputes the Issuer’s claim that is has grounds to invalidate VIEX’s nomination of the Nominees. VIEX believes that disqualifying the Nominees not only has no legal basis but would disenfranchise the Issuer’s stockholders from choosing new directors at the 2021 Annual Meeting. VIEX intends to continue its solicitation for the election of the Nominees and reserves all rights to pursue any and all legal remedies.

On May 4, 2021, Potomac Capital, Potomac Capital GP, Potomac Capital Management and Mr. Solit joined VIEX’s “group,” within the meaning of Section 13(d)(3) of the Exchange Act, for the purpose of seeking the election of the Nominees to the Board at the 2021 annual meeting of stockholders of the Issuer (the “2021 Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing. The Group believes that the Nominees have the necessary experience, qualifications and skill sets to serve as directors of the Issuer and create meaningful change at the Issuer to maximize value for all stockholders.

With the additions of Potomac Capital, Potomac Capital GP, Potomac Capital Management and Mr. Solit, the Reporting Persons believe their Group possesses even more industry experience, insight and vision that can help the Issuer improve its operations and maximize value for all stockholders.

The Reporting Persons now constitute the largest stockholder of the Issuer and have nominated two highly qualified directors with strong governance and strategic expertise that the group believes are sorely needed to hold management accountable for decades of poor performance. While the group has focused on the issues at hand in an effort to restore profitability at the Issuer and improve TSR, the Board appears to be seeking to avoid accountability. It has determined to self-refresh without any apparent stockholder input and seems prepared to engage in a low-road campaign designed to smear the reputations of the group’s Nominees and certain other members of the group. While the Reporting Persons welcome the addition of new, diverse candidates to the Board, they should not be added as a defense measure to avoid the election of directors with personal capital at risk who will be strong voices in the Board room to help improve the Issuer’s financial and stock price performance.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

VIEX Opportunities Fund, LP – Series One (“Series One”), together with the other participants named herein (collectively, “VIEX”), has filed a preliminary proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the upcoming 2021 annual general meeting of stockholders of KVH Industries, Inc. (the “Company”).

VIEX STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN AND AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be VIEX Opportunities Fund, LP – Series One, VIEX Opportunities Fund II, LP (“VSO II”), VIEX GP, LLC (“VIEX GP”), VIEX Special Opportunities GP II, LLC (“VSO GP II”), VIEX Capital Advisors, LLC (“VIEX Capital”), John Mutch, Eric Singer, Bradley L. Radoff, Peter T. Shaper, Potomac Capital Partners V, LP (“Potomac Capital”), Potomac Capital Management V, LLC (“Potomac Capital GP”), Potomac Capital Management, Inc. (“Potomac Capital Management”) and Paul J. Solit (collectively, the “Participants”).

As of the date hereof, Series One beneficially owns 800,939 shares of Common Stock directly, including 1,000 shares held in record name. As of the date hereof VSO II beneficially owns 267,658 shares of Common Stock directly. VIEX GP, as the general partner of Series One, may be deemed to beneficially own the 800,939 shares of Common Stock beneficially owned by Series One. VSO GP II, as the general partner of VSO II, may be deemed to beneficially own the 267,658 shares of Common Stock beneficially owned by VSO II. VIEX Capital, as the investment manager of Series One and VSO II, may be deemed the beneficial owner of the 800,939 shares of Common Stock beneficially owned Series One and the 267,658 shares of Common Stock beneficially owned by VSO II. Mr. Singer, as the managing member of VIEX GP, VSO GP II and VIEX Capital may be deemed the beneficial owner of the 800,939 shares of Common Stock beneficially owned Series One and the 267,658 shares of Common Stock beneficially owned by VSO II. As of the date hereof, Mr. Mutch beneficially owns 10,000 shares of Common Stock. As of the date hereof, Mr. Radoff beneficially owns 260,000 shares of Common Stock. As of the date hereof, Mr. Shaper beneficially owns 18,500 shares of Common Stock. As of the date hereof, Potomac Capital beneficially owns 424,267 shares of Common Stock directly. Potomac Capital GP, as the general partner of Potomac Capital, may be deemed to beneficially own the 424,267 shares of Common Stock beneficially owned by Potomac Capital. Potomac Capital Management, as the investment manager of Potomac Capital, may be deemed the beneficial owner of the 424,267 shares of Common Stock beneficially owned by Potomac Capital. Mr. Solit, as the sole principal and controlling person of each of Potomac Capital Management and Potomac Capital GP, may be deemed the beneficial owner of the (i) 424,267 shares of Common Stock beneficially owned by Potomac Capital, (ii) 500 shares of Common Stock held directly by Mr. Solit through his IRA and (iii) 5,200 shares of Common Stock held in trust for the benefit of Mr. Solit’s children and in Mr. Solit’s wife’s IRA over which Mr. Solit has sole voting and dispositive power.